Exhibit 99.2

Third Quarter 2006 Earnings Conference Call October 25, 2006

Table of Contents Presenters Patrick J. Moore, Chairman and Chief Executive Officer Steven J. Klinger, President and Chief Operating Officer Charles A. Hinrichs, Senior Vice President and Chief Financial Officer Agenda Earnings summary Operations review Strategic initiatives status Financial review Outlook Q&A

Earnings Summary 3Q 06 EPS less Unusual Items $0.06 Restructuring Charges $0.03 $0.10 $0.01 Discontinued Operations $0.00 $0.05 $0.10 $0.15 EPS EPS, Less Unusual Fully Diluted EPS

Earnings Summary Quarterly Highlights Successes: Profitable Price improvement High mill productivity; flat inventory Strategic initiative benefits $92 million reduction in reported debt Challenges: Impact from Hurricane Ernesto Canadian market conditions Energy hedge mark-to-market loss EPS, Less Unusual Items Challenges ($0.30) ($0.20) ($0.10) $0.00 $0.10 $0.20 4Q 05 1Q 06 2Q 06 3Q 06

Operations Review ($ in Millions) 3Q 06 Segment Net Sales Containerboard & Corrugated Containers Reclamation Segment Operating Profit Containerboard & Corrugated Containers Reclamation $1,733 $111 34 118 165 4 4 5 $0 $50 $100 $150 $200 3Q 05 2Q 06 3Q 06 3Q 05 2Q 06 3Q 06

Operations Review
3Q 06 Highlights

Containerboard Mills:

- 100% operating rate
- Production up 5% Y/Y
  - Despite 2 mill closures
- Inventory flat vs. 2Q 06
- Average domestic linerboard prices up > $20/tn vs. 2Q 06
- Sequentially higher fiber & freight costs

Corrugated Containers:

- Per day US volume down 1.1% Y/Y
  - Challenging prior year comparable
  - 13 announced plant closures
  - Focus on price restoration
  - Impact of strong Canadian dollar
- Average prices:
  - Up $30/tn vs. 2Q 06
  - Up 3.2% sequentially & 9.8% Y/Y

6

SMURFIT-STONE

Strategic Initiatives Status Key Measures Measure 3Q 06 Cum. Mill closures 0 2 Rollstock inventory reductions Flat 18.9% Announced plant closures 5 13 Headcount reduction 2.7% 12.0%

Financial Review 3Q 06 Adjusted EBITDA Roll Forward ($ in Millions) 2Q 06 Adjusted EBITDA Price/Vol Change $300 $0 $51 $16 Costs/ Inflation Timing/ Seasonality ($32) 3Q 06 Adjusted EBITDA $100 $15 * $193 $200 Initiative Benefits * Net of execution and transitional costs (materials, maintenance, etc.) $221 Consumer ($22)

Financial Review Strategic Initiative Benefits vs. Baseline ($ in Millions) Baseline: YTD 3Q 05 actual costs annualized Cost reduction benefits are shown net of costs attributed to implementing initiatives 1Q 06 and 2Q 06 benefits were adjusted to reflect the refinement of our initiative measurement process $15 incremental benefit 38 45 70 87 153 39 51 66 156 $0 $50 $100 $150 $200 1Q 06 2Q 06 3Q 06 4Q 06 Cumulative Target Actual

Financial Review Other Expense ($ in Millions) Other expense down $60 vs. 2Q 06 $28 early extinguishment of debt charge in 2Q not repeated Interest expense down $18 due to debt reduction $14 favorable FX variance Right sizing efforts reduced corporate expense $6 Other Expense 1Q 06 2Q 06 3Q 06 3Q vs 2Q F (U) Loss on Early Extinguishment of Debt - $ 28 $ - $ 28 $ Interest Expense, Net 92 96 78 18 Foreign Currency Translation Loss (2) 14 - 14 Corporate Expense 46 47 41 6 Restructuring Charges 9 13 13 - Gain on Sale of Fixed Assets (23) (1) - (1) Other 6 (1) 4 (5) 128 $ 196 $ 136 $ 60 $

Financial Review Other Key Measures ($ in Millions) Debt at 9/30/06: Reported debt: $3,723 Off balance sheet debt: $494 Revolving credit availability: $557 Capital Expenditures: Actual: 3Q 06 $59; YTD 06: $198 FY 2006 estimate: $275 Reported Debt 3,000 3,500 4,000 4,500 5,000 1Q 05 2Q 05 3Q 05 4Q 05 1Q 06 2Q 06 3Q 06

4th Quarter Outlook Fav (Unfav) Trend vs. 3Q Category Mill Production - Additional maintenance downtime Y/Y Packaging Demand Growth - Lower packaging demand due to impact of plant closure Cost Trends - Seasonally higher energy usage - Higher wood fiber costs; Lower OCC prices - Florence mill turbine failure Benefit from Strategic Initiatives - Targeting sequential improvement

3Q 06 Summary Returned to profitability Improved containerboard and box prices Excellent mill productivity Incremental strategic initiative benefit

Q&A Safe Harbor This presentation contains statements relating to future results. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, continued pricing pressures in key product lines, seasonality and higher recycled fiber and energy costs, as well as other risks and uncertainties described in the company’s annual report on form 10-K for the year ended December 31, 2005, as updated from time to time in the company’s Securities and Exchange Commission filings. Statements Relating to Non-U.S. GAAP Financial Measures During the course of this presentation, certain non-U.S. GAAP financial information will be presented. A reconciliation of those numbers to U.S. GAAP financial measures and additional disclosure regarding our use of non-GAAP financial measures are included in the company’s third quarter 2006 earnings press release available on the company’s website at www.smurfit-stone.com Investor Relations Contacts John Haudrich (314) 746-1266 Stephanie Meiners (314) 746-1211